       As filed with the Securities and Exchange Commission on 13 September 2002

                                                                Registration No.


                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        AIR PRODUCTS AND CHEMICALS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                   23-1274455
                      (I.R.S. Employer Identification No.)

           7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501
               (Address of Principal Executive Offices) (Zip Code)

  Air Products and Chemicals, Inc. Retirement Savings and Stock Ownership Plan
                            (Full Title of the Plan)

         W. Douglas Brown, Vice President, General Counsel and Secretary
                       Air Products and Chemicals, Inc.,
               7201 Hamilton Boulevard, Allentown, PA 18195-1501
                     (Name and Address of Agent for Service)

                                  610-481-4911
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE



                                                         Proposed                 Proposed maximum
   Title of securities         Amount to be              maximum offering         aggregate offering        Amount of
   to be registered            registered                price per share          price                     registration fee(1)
   ----------------            ----------                ---------------          -----                     -------------------
   Common Stock,
   par value $1                7,200,000                 $45.185                  $325,332,000              $29,930.54

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(1) The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sale prices of shares of Common Stock on 9 September 2002 (i.e., $45.185 per share).

Air Products and Chemicals, Inc. (the "Company"), by the filing of this Registration Statement, hereby registers additional shares of common stock of the Company for offer and sale pursuant to the Retirement Savings and Stock Ownership Plan (the "Plan"), together with additional interests to be offered and sold pursuant to the Plan. These are securities of the same class as the securities registered for offer and sale pursuant to the Plan under the Registration Statements on Form S-8 referenced below, the contents of which are incorporated herein by reference:

                                   NUMBER                                DATE FILED
                                 ---------                        -----------------
                                 333-90773                        November 12, 1999
                                 333-36231                        September 24, 1997
                                 033-57017                        December 22, 1994
                                 033-49981                        August 13, 1993
                                 033-31195                        October 12, 1989

ITEM 8.           EXHIBITS.
                  23.      Consents of Arthur Andersen LLP (omitted pursuant to
                           Rule 437a as described in the Exhibit Index for the Registration Statement)

                  24.  Power of Attorney

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on this 13th day of September 2002.

                                        AIR PRODUCTS AND CHEMICALS, INC.
                                        (Registrant)


                                        By:  /s/ W. Douglas Brown
                                             -----------------------------------
                                                 W. Douglas Brown*
                                                 Vice President, General Counsel
                                                 and Secretary

* W. Douglas Brown, Vice President, General Counsel and Secretary, by signing his name hereto, signs this Registration Statement on behalf of the registrant and, for each of the persons indicated by asterisk on pages 3, 4, and 5 hereof, pursuant to a power of attorney duly executed by such persons which is filed with the Securities and Exchange Commission herewith.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                               Title                                    Date
        ---------                               -----                                    ----
                                    Director, Chairman of the Board,
                                    President, and Chief Executive Officer
/s/ John P. Jones III               (Principal Executive Officer)                   13 September 2002
-------------------------
    John P. Jones III

                                    Vice President and Chief Finance
/s/ John R. Owings                  Officer                                         13 September 2002
-------------------------           (Principal Financial Officer)
    John R. Owings

                                    Vice President and
/s/ Paul E. Huck                        Corporate Controller                        13 September 2002
-------------------------           (Principal Accounting Officer)
    Paul E. Huck


          *                                     Director                            13 September 2002
-------------------------
    Mario L. Baeza


          *                                     Director                            13 September 2002
-------------------------
    L. Paul Bremer III


          *                                     Director                            13 September 2002
-------------------------
    Michael J. Donahue


           *                                    Director                            13 September 2002
-------------------------
    Ursula F. Fairbairn


           *                                    Director                            13 September 2002
-------------------------
    Edward E. Hagenlocker


          *                                     Director                            13 September 2002
-------------------------
    James F. Hardymon

          Signature                             Title                                    Date
          ---------                             -----                                    ----
          *                                     Director                             13 September 2002
    Terry R. Lautenbach


                                                Director                             13 September 2002
    Terrence Murray

          *                                     Director                             13 September 2002
    Charles H. Noski


          *                                     Director                             13 September 2002
    Paula G. Rosput


          *                                     Director                             13 September 2002
    Lawrason D. Thomas

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Air Products and Chemicals, Inc. Retirement Savings and Stock Ownership Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on 13 September 2002.

                                        AIR PRODUCTS AND CHEMICALS, INC.
                                        RETIREMENT SAVINGS AND STOCK
                                        OWNERSHIP PLAN
                                        (The Plan)



                                        By /s/ L. V. Broese van Groenou
                                           ----------------------------
                                               L. V. Broese van Groenou
                                        Employee Benefit Plans Committee Member

                                        By /s/ W. D Brown
                                           ----------------------------
                                               W. D. Brown
                                        Employee Benefit Plans Committee
                                        Chairman and Member

                                        By /s/ J. P. Jones III
                                           ----------------------------
                                               J. P. Jones III
                                        Employee Benefit Plans Committee Member

                                        By /s/ J. R. Owings
                                           ----------------------------
                                               J. R. Owings
                                        Employee Benefit Plans Committee Member

    As filed with the Securities and Exchange Commission on 13 September 2002
                                Registration No.


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    EXHIBITS

                                       TO

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933





                        AIR PRODUCTS AND CHEMICALS, INC.

                   RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN

                                  EXHIBIT INDEX


23. Consent of Arthur Andersen LLP

The Company's financial statements as of September 30, 2001 and 2000 and for the three years ended September 30, 2001 incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended September 30, 2001 and the Plan's financial statements as of September 30, 2001 and 2000 incorporated herein by reference to the Company's Form 10K/A, were audited by Arthur Andersen LLP ("Andersen"). Subsequently, Andersen was dismissed as the Company's and as the Plan's independent auditors.

Section 11(a) of the Securities Act of 1933 (the "Act") provides that in case any part of a registration statement, at the time it became effective, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, any person acquiring a security pursuant to the registration statement (unless at the time of such acquisition he knew of the untruth or omission) may sue, among others, any accountant who has consented to be named in the registration statement as having prepared or certified such part of the registration statement. After reasonable efforts, the Company has been unable to obtain the consent of Andersen to the incorporation by reference in this registration statement of Andersen's reports on its audit of the Company's and of the Plan's financial statements referred to above. Under these circumstances, Rule 437a under the Securities Act permits the Company and the Plan to file this Registration Statement without such consents. Without such consents, a person acquiring shares of the Company pursuant to this Registration Statement will be unable to assert a claim against Andersen under
Section 11(a) of the Act in the event of an untrue statement of material fact or a material omission in the financial statements audited by Andersen or in its reports with respect thereto.

24. Power of Attorney

No opinion of counsel is being filed because the Common Stock, if any, to be distributed in connection with the Plan will consist exclusively of previously issued shares including shares that are presently held by the Company in treasury or under the Air Products and Chemicals, Inc. Flexible Employee Benefits Trust (which was created to provide for the satisfaction of certain obligations of the Company and its affiliates under various employee plans, including the Plan) and will not constitute original issuance shares; further, no opinion is being furnished with respect to ERISA compliance because the Company has undertaken in Registration Statement No. 33-49981, filed with the Securities and Exchange Commission on Form S-8 on August 13, 1993, that it has submitted and will submit the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made and will make all changes required by the IRS in order to qualify the Plan, said Registration Statement No. 33-49981 having been incorporated by reference herein.